EXHIBIT 10.58

Juniper Networks, Inc.

Indemnification of Directors and Officers

August 1, 2003

Juniper Networks, Inc.
Indemnification Trust with Contingent Insurance Indemnity Policy
Term Sheet

Trust:	Juniper Networks, Inc. Indemnification Trust (the "Trust")

Date of establishment:	June 23, 2003

Grantor:	Juniper Networks, Inc. (also referred to as the "Company'')

Beneficiaries:
Persons party to an indemnification agreement with the Company that provides that they are to be beneficiary of the Trust (each such person is referred to as a "Beneficiary''). It is currently anticipated that such persons will be past, present and future directors of the Company, corporate officers appointed by the Board of Directors of the Company and certain named positions (e.g. Director or VP of Investor Relations, Director of Tax, Treasurer, etc.). Such persons could also include certain other persons serving as directors, officers, employees, partners, trustees, agents or fiduciaries of other entities at the request or for the convenience of or to represent the interests of the Company (each of the foregoing, an "Indemnified Agent"). Once a person becomes a Beneficiary of the Trust, he or she will remain a Beneficiary despite his or her resignation, removal or other failure to continue as a member of the board, covered officer or Indemnified Agent.

Trust Corpus:
Initial contribution of $25 million (the "Opening Amount"). Company may, but shall be under no obligation to make additional contributions to the Trust from time to time in the future. Company to review trust on an annual basis in order to determine whether to make additional contributions.

Term:
Indefinite. May be terminated by written consent of the Company and 66 2/3% of Voting Beneficiaries (as defined below). May be terminated by the Company effective on each 5 year anniversary of the Trust's formation. Termination of Trust will be prospective only and will not adversely affect any demand for indemnification received by the Trustee prior to the effective date of termination.

Domicile of Trust:	Delaware

Trustee:	Bank of New York (Delaware). Any successor Trustee must be a U.S. bank or trust company domiciled or with a branch in the State of Delaware which:

•is authorized under state or federal law to exercise corporate trust powers,
•has a combined capital and surplus in excess of $50 million, and
•is subject to supervision or examination by federal or state authority.

Grantor's rights/obligations:
The Company will have the authority to direct the Trustee to invest the Trust corpus in Eligible Securities. Eligible Securities consist of money market funds, certain bank certificates of deposit or time deposits, treasury securities, certain government securities, certain municipal securities and certain corporate bonds. No investment may have a final maturity in excess of one year and at least 20% of the fund must be available within 90 days at all times. No more than 15% of the portfolio may be invested in securities of a single issuer, except in the case of treasury securities or money market securities.

Annually, the Trust will distribute any Surplus Income (as defined below) to the Company, unless a claim on the Trust is then pending. For purposes of the Trust Agreement, "Surplus Income" will be amounts held in the Trust on December 31 of each year in excess of the greater of (i) the Opening Amount, and (ii) the amount held in Trust immediately following any additional contribution made by the Company to the Trust corpus. The Trustee will determine the market value of the trust assets as of December 31 of each year for the purpose of determining the amount of Surplus Income, if any, then existing.

Upon termination of the Trust, The Company will have the right to any residual amounts remaining in the trust (net of any outstanding claims).

Beneficiaries'

Representative:
A Beneficiaries' Representative will be selected to act as the representative of the Beneficiaries with respect to the Trust. All communications by the Beneficiaries with the Trustee will go through the Beneficiary Representative. The Beneficiaries' Representative will be responsible to convey Beneficiary demands for payment to the Trustee and otherwise deal in a representative capacity with the Company.

Lisa C. Berry shall be the initial Beneficiaries' Representative.

Amendment of Trust:
The Trust Agreement may be amended upon written consent ofthe Company, and two-thirds of the Voting Beneficiaries provided that no such amendment shall deny, limit or otherwise modify the then existing rights of any Beneficiary who does not so consent, with respect to his or her indemnification rights for any act or occurrence prior to the time of such amendment. Any amendment affecting the rights and obligations of the Trustee, or otherwise potentially increasing the Trustee's liability, will also require the consent of the Trustee.

''Voting Beneficiaries" is defined to mean (i) if no Change in Control shall have occurred at the time of any action by the Voting Beneficiaries, all then living Beneficiaries who at such time are, or within the preceding three year period were, officers or directors of Grantor, or (ii) if a Change in Control shall have occurred prior to the time of any action by the Voting Beneficiaries, all then living Beneficiaries who were also Voting Beneficiaries immediately prior to the Change in Control.

Purpose of Trust:
The purpose of the Trust is to establish a bankruptcy-remote pool of assets as security or as a secondary or alternative source of funding for the Company's indemnification obligations to Beneficiaries arising from their activities in their capacity as directors, officers or Indemnified Agents in the event the Company does not or is financially incapable of providing indemnification. The Company's indemnification obligations include advancing ("Advances"), and paying losses in respect of damages, judgments, fines, penalties or amounts paid in settlements (to the extent that such settlement is reasonably approved in advance by the Company) ("losses"). The primary source of funding for indemnification will remain the Company. However, a Beneficiary of the Trust may, but will not be obligated to, seek Advances and/or payment of Losses directly from the Trust without first making an indemnification claim against the Company. The Company's, and therefore the Trust's, ability to provide indemnification is subject to certain legal limitations described under "Claims Not Covered by the Trust."

Corporate and Legal

Protections for D&Os:
The Company has established several protections that help insulate the Company's directors and officers who act in good faith from personal liability. First, the Company has robust internal policies and procedures with respect to corporate decision making and disclosure. These internal policies and procedures provide a valuable framework in which directors and officers can comply with their fiduciary duties. Second, as a Delaware corporation, the business judgment rule provides protection to directors who rely on information provided by management and advisors in making business decisions and who otherwise act with due care. Third, the Company's certificate of incorporation, to the fullest extent permitted by law, exculpates directors from personal liability for breaches of their fiduciary duties as directors. Fourth, the Company's certificate of incorporation provides for mandatory indemnification of the Company's directors and officers as well as of other persons serving any other entity or enterprise at the request of the Company, to the fullest extent permitted by law. Fifth, the Company will enter into new indemnification agreements with its directors and senior officers that provide for mandatory Advances and indemnification for Losses by the Company. These indemnification agreements will, among other things, place the burden of proof on the Company to establish that an indemnified person is not entitled to indemnity.

Claims Not Covered by the

Trust:
The Trust will be permitted to make Advances and pay Losses to the same extent as the Company is permitted to make such payments. Generally, the Company will have undertaken to make Advances to Beneficiaries and to pay Losses of Beneficiaries to the fullest extent permitted by law in connection with a claim against a Beneficiary arising from any act or omission in his or her capacity as a director or officer or Indemnified Agent of the Company. It is anticipated that the Trust will make such Advances or pay such Losses to the extent that the Company does not or is financially incapable of doing so.

The foregoing notwithstanding, the Company (and, therefore, the Trust) are currently legally prohibited from indemnifying the following:

•Losses in respect of amounts paid by an officer or director in settlement of an action brought by or in right of the Company;
•Expenses, including fees, charges and disbursements of legal counsel, and Losses incurred by an officer or director if he or she is adjudged to be liable to the Company (unless the court in which such matter is brought, or the Delaware Chancery Court determines that such person is fairly and reasonably entitled to be indemnified for such expenses as such court deems proper);
•Expenses, including fees, charges and disbursements of legal counsel, and Losses incurred by an officer or director if there has been a determination by a Reviewing Party (as described below) that the officer or director:
** did not act in good faith in a manner that he or she believed to be in or not opposed to the best interests of the Company, or
** with respect to a criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.
•Any other Losses or expenses which, if indemnified, would violate public policy (e.g., Losses resulting from breaches of federal securities laws).
In addition, the indemnification agreement that the Company will enter into with each Beneficiary will provide that the Company will not be obligated to:
•Provide Advances or indemnify Losses incurred in connection with an action initiated by the Beneficiary, other than
(i) actions to enforce the Beneficiary's right to indemnification, (ii) actions brought with the approval of the Board of Directors, and

(iii)	as otherwise required under Delaware law;
•Indemnify expenses incurred in an action to enforce or interpret the indemnification agreement if a court determines that each of the material claims of the Beneficiary was not made in good faith or is frivolous; and
•Indemnify expenses and Losses incurred in an action brought against the Beneficiary under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Reviewing Party:
Under the terms of the indemnification agreement to be entered into with each Beneficiary, the party responsible for determining whether a Beneficiary is legally permitted to be indemnified by the Company (the "Reviewing Party'') will be as follows:

* If the Beneficiary is an officer or director at the time that an indemnification claim is made upon the Company, and there has not been an unfriendly change in control, the Reviewing Party will be (i) members of the Board of Directors who are not a party to the action underlying the indemnification, or (ii) a committee of the Board of Directors composed of such directors, or (iii) if there are no such directors, or such directors or committee so determines, Independent Counsel
* If the Beneficiary is not a current officer or director at the time that an indemnification claim is made upon the Company and there has not been an unfriendly change in control, the Reviewing Party will be the Company's C.E.O. or C.F.O.
* If there has been an unfriendly change in control, the Reviewing Party will be Independent Counsel
* If, instead of seeking indemnification directly from the Company, a Beneficiary seeks to be indemnified through the Trust, the Reviewing Party will be Independent Counsel, unless the Beneficiary expressly requests for the Reviewing Party to be the members of the Board of Directors who are not party to the action underlying such indemnification claim (in which event the Reviewing Party will be the members of the Board of Directors who are not party to the action underlying such indemnification claim).
* If a Beneficiary seeks indemnification from the Company and the Trust simultaneously, the Reviewing Party will be Independent Counsel, unless the Beneficiary expressly requests for the Reviewing Party to be the members of the Board of Directors who are not party to the action underlying such indemnification claim (in which event the Reviewing Party will be the members of the Board of Directors who are not party to the action underlying such indemnification claim).
Independent Counsel will be Grover Brown, a former Chancellor of the Delaware Court of Chancery. If Chancellor Brown is no longer able to fill such position or no longer meets the requirement of "independence" at the time a determination is to be made, another firm or individual will be designated by the Company's Board of Directors.

Contingent Insurance

Indemnity Policy:
The Trust or the Company will purchase an insurance policy which will only respond in the event that the Trust is not permitted to make an indemnification payment to or on behalf of a Beneficiary. The policy would provide coverage only in cases where the law or public policy prohibits indemnification by the Trust. It would not cover bankruptcy or change of control situations.

The insurance policy would cover principally:

* Settlements of derivative claims where the Beneficiary makes a payment to the Company and the Trust cannot indemnify the director or officer pursuant to Section 145 (c) of the DGCL.

* Any losses (including attorneys fees and expenses) of a Beneficiary if the Beneficiary is adjudged to be liable to the Corporation and the Trust is not permitted to make the indemnification payment.

* Any losses (including attorneys fees and expenses) of a Beneficiary adjudged to have violated federal securities laws and that the Trust cannot make an indemnification payment because it is against public policy or it is prohibited by DGCL.

* The policy will have no deductibles or with limits equal to the $15 million (same as limits on expiring D&O policy).

Indemnification Trust Agreement

INDEMNIFICATION TRUST AGREEMENT

INDEMNIFICATION TRUST AGREEMENT, dated June 23, 2003 (this “Agreement”), among Juniper Networks, Inc., a Delaware corporation (“Grantor”), and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (“Trustee”), whose address is White Clay Center, Route 273, Newark, Delaware 19714, and Lisa C. Berry, as the initial representative of the Beneficiaries (the initial “Beneficiaries' Representative”).

PRELIMINARY STATEMENT

Grantor entered into, and from time to time may in the future enter into, Indemnification Agreements (as defined in Section 3.1) with certain directors and executive officers of Grantor, as well as certain other persons serving as directors, officers, employees, partners, trustees, agents or fiduciaries of other entities at the request of or for the convenience of or to represent the interests of Grantor, pursuant to which, among other things, Grantor has obligated itself to indemnify and advance costs and expenses of each such director, executive officer or other person arising from an Indemnifiable Event (as defined in Section 1.1) to the maximum extent permitted by law.

Grantor hereby establishes a trust for the benefit of the Beneficiaries (as defined in Section 3.1) and agrees promptly to deliver to the Trustee $25,000,000 to be held in trust and paid under the terms of this Agreement. By establishing and funding such trust, Grantor is intending to provide assurance to the Beneficiaries of the availability of amounts contributed hereunder to make payments to which the Beneficiaries are entitled under the Indemnification Agreements.

Grantor has determined that establishment of such trust is necessary in order for Grantor to attract and retain the most qualified directors and officers.

NOW, THEREFORE, the Trustee accepts the trust created hereby (the “Trust”) and agrees that it will hold all property which it may receive hereunder, IN TRUST, for the purposes and upon the terms and conditions hereinafter stated and Grantor and the Trustee agree as follows:

ARTICLE I
DEFINITIONS

1.1    Certain Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Adverse Determination” has the meaning specified in Section 4.13.
“Beneficiary” has the meaning specified in Section 3.1.

“Beneficiaries' Representative Losses” has the meaning specified in Section 4.9.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to be closed.

“Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Grantor acting in such capacity or a corporation owned directly or indirectly by the stockholders of Grantor in substantially the same proportions as their ownership of stock of Grantor, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Grantor representing more than 50% of the total voting power represented by Grantor's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Grantor and any new director whose election by the Board of Directors or nomination for election by Grantor's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of Grantor approve a merger or consolidation of Grantor with any other corporation other than a merger or consolidation which would result in the Voting Securities of Grantor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Grantor or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Grantor approve a plan of complete liquidation of Grantor or an agreement for the sale or disposition by Grantor of (in one transaction or a series of related transactions) all or substantially all of Grantor's assets.

“Claim” shall mean any threatened, pending or completed action, suit, proceeding, arbitration or other alternative dispute resolution mechanism whether brought by or in the right of the Company or otherwise, or any hearing, inquiry or investigation that Beneficiary in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

“Collateral” has the meaning specified in Section 4.13.

“Compensation Agreement” has the meaning specified in Section 4.10.

“Eligible Securities” shall mean those securities described on Exhibit C, as such Exhibit may be amended and restated from time to time by Grantor with the consent of the Beneficiaries' Representative. Any amendment and restatement of Exhibit C shall be set forth in a written instrument that (i) is executed on behalf of Grantor and the Beneficiaries' Representative (including execution in counterparts), (ii) is delivered to the Trustee and (iii) expressly states that it is intended as an amendment and restatement of Exhibit C to this Agreement. Amendments to Exhibit C shall be effective upon delivery to the Trustee.

“Expenses” with respect to any Beneficiary, shall have the meaning set forth in such Beneficiary's Indemnification Agreement.

“Expense Advance” shall mean an advance payment of Expenses arising from or relating to any Claim by reason of (or arising in part out of) an Indemnifiable Event.

“Five Year Anniversary” has the meaning specified in Section 6.1.
“Income Surplus” has the meaning specified in Section 4.4.
“Independent Legal Counsel” shall mean Grover Brown, unless he no longer meets the standard of “independence” in the next sentence or is no longer willing to serve as such. “Independence” for purposes of the preceding sentence means an attorney or firm of attorneys who shall not have otherwise performed services for Grantor or any Beneficiary within the last three years (other than with respect to matters concerning the rights of one or more Beneficiaries under an Indemnification Agreement). If the named Independent Legal Counsel resigns, is unable to perform its duties as Independent Legal Counsel or no longer meets the standard of “independence” set forth in the preceding sentence, another person or firm meeting the standard of independence set forth in the preceding sentence shall be selected by the Board of Directors of Grantor; provided, however, that if a Change in Control has occurred the selection of a successor Independent Legal Counsel shall be made by Grantor's Board of Directors but shall be subject to the approval of at least two-thirds of the Voting Beneficiaries. Grantor shall notify the Trustee, the Beneficiaries Representative and each of the Beneficiaries promptly following the appointment of any successor Independent Legal Counsel.

“Indemnifiable Event” shall mean any event or occurrence, whether occurring on, prior to, or after the date of this Agreement, related to (i) the fact that Beneficiary is or was a director, officer, employee, trustee, agent or fiduciary of Grantor, or any subsidiary of Grantor, or is or was serving at the request of Grantor as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or (ii) any action or inaction on the part of Beneficiary while serving in any capacity set forth in clause (i), including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by Beneficiary, or any of the foregoing alleged by any claimant, in any such capacity.

“Indemnification Agreement” has the meaning specified in Section 3.1.

“Losses” shall mean (i) any amounts or sums which Beneficiary is legally obligated to pay as a result of a Claim or Claims made against Beneficiary for Indemnifiable Events including, without limitation, damages, judgments, fines, penalties and sums or amounts paid in settlement (if such settlement is approved in advance by the Company) of a Claim or Claims, and (ii) to the extent not paid in advance pursuant to the terms of an Indemnification Agreement or this Agreement for any reason, Expenses.

“Opening Amount” has the meaning specified in Section 4.2.

“Reviewing Party” with respect to each request by the Beneficiaries’ Representative for indemnification for Losses shall mean the Independent Legal Counsel.

“Scheduled Termination Date” has the meaning specified in Section 6.1.

“Termination Notice” has the meaning specified in Section 6.1.

“Trust Fund” has the meaning specified in Section 4.1.

“UCC” has the meaning specified in Section 4.13.

“Voting Beneficiaries” shall mean (i) if no Change in Control shall have occurred at the time of any action by the Voting Beneficiaries, all then living Beneficiaries who at such time are, or within the preceding three year period were, officers or directors of Grantor, or (ii) if a Change in Control shall have occurred prior to the time of any action by the Voting Beneficiaries, all then living Beneficiaries who were also Voting Beneficiaries immediately prior to the Change in Control. The determination of the Beneficiaries' Representative as which Beneficiaries are Voting Beneficiaries at any given time shall be determinative of such issue and may be relied upon by Grantor and the Trustee for any purpose under this Agreement.

“Voting Securities” shall mean any securities of Grantor (or a surviving entity as described in the definition of a “Change in Control”) that vote generally in the election of directors.

ARTICLE II
THE TRUST

2.1    Appointment of Trustee; Declaration of Trust. Grantor hereby appoints The Bank of New York (Delaware) as trustee of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein. The Bank of New York (Delaware) hereby confirms the receipt in trust from the Grantor of $25,000,000, constituting the initial Trust Fund. The Bank of New York (Delaware) hereby declares that the Trustee will hold the Trust Fund upon the trusts set forth herein and for the use and benefit of the Beneficiaries.

2.2    Purpose of Trust. THE SOLE PURPOSE OF THE TRUST IS TO PROVIDE ASSURANCE TO THE BENEFICIARIES OF THE AVAILABILITY OF AMOUNTS TO MAKE PAYMENTS TO WHICH THE BENEFICIARIES ARE ENTITLED UNDER THE INDEMNIFICATION AGREEMENTS. Except in connection with the foregoing or as otherwise expressly provided in this Agreement, the Trustee, as trustee of the trust established pursuant to this Agreement, shall not (i) engage in any business or activity, (ii) have any property, rights or interests, whether real or personal, tangible or intangible, (iii) incur any legal liability or obligations, whether fixed or contingent, matured or unmatured, other than in the normal course of the administration of the trust created hereunder or (iv) subject any of its property or assets to any mortgage, pledge, lien, security interest or other claim or encumbrance, other than in favor of the Trustee, the Beneficiaries' Representative or the Beneficiaries in accordance with the provisions of this Agreement.

2.3    Name. For ease of reference, the Trust created hereby shall be known as “Juniper Networks Trust.”.

2.4    Office. The office of the Trust shall be in care of the Trustee, addressed to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19714, Attention: Corporate Trust Administration, or at such other address within the State of Delaware as the Trustee may designate by written notice to the Grantor and the Beneficiaries.

ARTICLE III

THE BENEFICIARIES AND THE
BENEFICIARIES’ REPRESENTATIVE

3.1    The Beneficiaries. The beneficiaries of the Trust (each, a “Beneficiary”) shall be all persons who are parties to an indemnification agreement with Grantor substantially similar to the form attached as Exhibit A (each, an “Indemnification Agreement”); provided, however, that if there is a Change in Control of Grantor no person or persons shall be entitled to be Beneficiaries who were not Beneficiaries prior to such Change in Control. Grantor shall promptly notify the Beneficiaries' Representative and the Trustee of a Change in Control. The Beneficiaries' Representative may also notify the Trustee of a Change in Control, and the Trustee shall be entitled to rely upon any notice of a Change in Control delivered to it by either Grantor or the Beneficiaries' Representative. A list of the Beneficiaries as of the date of this Agreement is attached as Exhibit B. Any individual who is or becomes a Beneficiary shall remain a Beneficiary despite his or her resignation, removal, or other failure to continue to be an officer, director, agent or employee of Grantor or any of its subsidiaries or any other relevant enterprise during the term of this Agreement.

3.2    New Beneficiaries. If, prior to a Change in Control, an individual not listed in Exhibit B enters into an Indemnification Agreement with Grantor providing that such person is to be a beneficiary of the Trust created hereby, Grantor shall promptly notify the Trustee, the Beneficiaries’ Representative and the Independent Legal Counsel of such additional Beneficiary by delivering to the Trustee, the Beneficiaries’ Representative and the Independent Legal Counsel an updated Exhibit B which has been certified by the Secretary of Grantor to be accurate and to have been prepared in good faith. The Trustee, the Beneficiaries’ Representative and the Independent Legal Counsel shall have the right to rely on the accuracy and completeness of the most recent Exhibit B so received by it. Any individual who enters into an Indemnification Agreement with Grantor prior to a Change in Control providing that such person is to be a beneficiary of the Trust shall be a Beneficiary regardless of whether Exhibit B is so amended and delivered to the Trustee and the Beneficiaries’ Representative.

3.3    Beneficiaries’ Representative. All communications or demands made by and among the Trustee and the Beneficiaries are to be made through the individual then designated as the Beneficiaries' Representative. The Beneficiaries’ Representative shall have the exclusive right under this Agreement to make demands from time to time on the Trustee to direct payment to one or more of the Beneficiaries.

3.4    Identity of the Beneficiaries’ Representative. The initial Beneficiaries' Representative shall be Lisa C. Berry. Upon the death, resignation or removal of the initial or any subsequent Beneficiaries' Representative, the Beneficiaries' Representative shall be selected (i) by Grantor's Board of Directors, if no Change in Control has occurred, or (ii) by written action of a majority of the Voting Beneficiaries, if a Change in Control has occurred. Grantor shall notify the Trustee and each of the Beneficiaries in writing promptly following the selection of any successor Beneficiaries' Representative of the selection of such successor Beneficiaries' Representative. The Trustee shall be entitled to rely on the appointment of the initial Beneficiaries' Representative unless notified in a writing by Grantor of a change in the Beneficiaries' Representative. The Trustee shall then be entitled to rely on such subsequent appointment from and after the date such notice is received by the Trustee. The Trustee shall be entitled to rely on the accuracy and completeness of a written list delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the individuals who constitute the Beneficiaries. In the absence of an effective appointment of a Beneficiaries' Representative, Grantor or any Beneficiary may, after ten days' written notice to Grantor and all Beneficiaries, petition a court of competent jurisdiction at the expense of Grantor for appointment of a Beneficiaries' Representative who need not be a Beneficiary, but shall in no event be an officer or director of Grantor elected or appointed after a Change in Control unless such person was also a Beneficiary prior to such Change in Control. The designation or appointment of a successor Beneficiaries' Representative shall become effective only upon the execution of a counterpart of this Agreement, whereby such successor Beneficiaries' Representative shall assume and become bound by all the duties and responsibilities under this Agreement and each Indemnification Agreement covered by this Agreement.

ARTICLE IV

THE TRUST FUND

4.1    Trust Fund. The Trustee shall hold all property received by it hereunder as one fund which, together with the income and gains there from and additions thereto, shall constitute the “Trust Fund.” Except as set forth in Section 6.1, and to the fullest extent permitted by applicable law, the Trust is irrevocable. Except as set forth in Section 4.4 of this Agreement, nothing in this Agreement shall authorize Grantor to make any reduction in or withdrawal from the Trust Fund prior to termination of the Trust in accordance with the provisions of this Trust Agreement.

4.2    Opening Amount. Concurrently with the establishment of the Trust, Grantor is delivering to the Trustee the sum of $25,000,000 in cash (the “Opening Amount”), the receipt of which is hereby acknowledged by the Trustee, to be held IN TRUST in accordance with the terms of this Agreement. Nothing contained herein shall preclude Grantor from making additional contributions of funds from time to time to the Trustee to be held IN TRUST as part of the Trust Fund. Grantor shall perform an annual review of the Trust Fund and the status of pending or threatened Claims. Grantor may, in its sole discretion, decide to make additional contributions at any time and from time to time to be held IN TRUST as part of the Trust Fund.

4.3    Monthly Reports. The Trustee agrees to provide monthly reports to Grantor and the Beneficiaries' Representative with respect to the Trust Fund. The Trustee shall keep full accounts of all of his receipts and disbursements. The Trustee’s financial statements, books, and records with respect to the Trust Fund shall be open to inspection by Grantor or the Beneficiaries' Representative or their representatives at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Beneficiaries' Representative.

4.4    Income Surplus. If (i) the market value of the Trust Fund on any December 31, during the term of the Trust, commencing with December 31, 2003, shall exceed the greater of (x) the Opening Amount, and (y) the amount held in the Trust Fund immediately following the then most recent additional contribution to the Trust Fund, if any, made by Grantor pursuant to Section 4.2 (such greater amount is referred to as the “Income Surplus”), and (ii) there shall not be any claim then pending upon the Trust for an Expense Advance or indemnification of a Loss as of such December 31, the Trustee shall pay to Grantor from the Trust Fund on the tenth (10th) Business Day following such December 31, an amount equal to such Income Surplus. If as of any December 31, there is either (1) no Income Surplus, or (2) a claim pending upon the Trust for an Expense Advance or indemnification of a Loss, no amount shall be paid to Grantor under this Section 4.4 in respect of such December 31.

4.5    Direction of Investment. Except as set forth herein, Grantor shall have the exclusive right to direct the investment of the Trust Fund, provided, however, that such investments shall be limited solely to investments in Eligible Securities. The Trustee shall have no duty to review or recommend investments. If for any reason investments in any Eligible Securities as directed by Grantor cannot be made, or if Grantor shall fail to direct the Trustee pursuant to written instructions as to how to invest the Trust Fund, the Trustee shall invest in the Authorized Money Market Fund, as such term is defined in Exhibit C. If the Trustee is required to make a distribution pursuant to Section 4.6 at a time when the Trust Fund has insufficient cash to cover such distribution, the Trustee shall seek the written direction of Grantor with regard to which Trust investments to liquidate in order to cover the required distribution. Grantor shall respond to the Trustee in writing within forty-eight (48) hours to any such request by the Trustee for direction with regard to which Trust investments to liquidate in order to cover the required distributions.

4.6    Distributions to Beneficiaries From Trust Fund. The Trustee shall make distributions to a Beneficiary from the Trust Fund only upon demand of the Beneficiaries’ Representative. Each such demand shall be submitted by the Beneficiaries’ Representative to the Trustee, in writing, signed by the Beneficiaries’ Representative, with a copy of such demand, the accompanying certificate and other relevant information delivered by the Beneficiaries’ Representative to Grantor. Each such demand shall (1) state the name of the Beneficiary on whose behalf such demand is made, (2) certify that a copy of the demand is being delivered by the Beneficiaries' Representative simultaneously to Grantor, and (3) be accompanied by the appropriate certificate referred to in Section 4.6(a)(i) or (ii).

(i)    Each demand upon the Trust for an Expense Advance shall be delivered by the Beneficiaries’ Representative to the Trustee, and shall be substantially in the form of Exhibit D; or

(ii)    Each demand upon the Trust for indemnification for any Losses (other than a demand upon the Trust solely for and Expense Advance) shall be delivered by the Beneficiaries’ Representative to the Trustee, and shall be substantially in the form of Exhibit E.

(b)Five (5) Business Days after a demand is made under Section 4.6(a)(i) of this Agreement by the Beneficiaries’ Representative for an Expense Advance, the Trustee shall distribute funds to the Beneficiary as specified in such demand in the amount and manner set forth therein unless prior to the making of such payment, Grantor has notified the Beneficiaries’ Representative and the Trustee that it shall promptly pay the amount so demanded to the Beneficiary directly, and does so within two Business Days. The rights of the Beneficiaries to demand and receive distributions from the Trustee in respect of an Expense Advance shall not be affected or diminished in any way by the existence of any dispute between the named Beneficiary and Grantor or any alleged right of offset in favor of Grantor, and the Trustee shall be entitled to rely upon the demand of the Beneficiaries’ Representative pursuant to Section 4.6(a)(i) in making distributions from the Trust Fund in respect of an Expense Advance. Such distributions shall be made notwithstanding any notice or demand by or on behalf of Grantor that the distributions should not be made because any Beneficiary is not entitled to some or all of the amount of such distributions or for some other reason.

(a)As soon as practicable after a demand is made under Section 4.6(a)(ii) of this Agreement by the Beneficiaries' Representative for indemnification for Losses, but in no event more than five (5) Business Days thereafter, the Beneficiaries' Representative shall submit the matter to the Reviewing Party for a determination, which shall be reflected in a written opinion of the Reviewing Party, as to whether such indemnification is permissible under the relevant Indemnification Agreement and applicable law. The Reviewing Party shall immediately deliver copies of the Reviewing Party’s written opinion to Grantor and the Beneficiaries' Representative, with a copy to the Trustee. If the Reviewing Party’s written opinion states that making payment of all or a portion of the requested indemnification is so permissible, then the Trustee shall make payment of the relevant amount to the relevant Beneficiary as soon as practicable, but in no event more than two (2) Business Days thereafter. If the Reviewing Party’s written opinion states that none of the requested indemnification is so permissible, then the Trustee shall take no further action with respect to the relevant demand, unless a court of competent jurisdiction has determined that the Beneficiary is entitled to all or a portion of the requested indemnification. If a court of competent jurisdiction has determined that the Beneficiary is entitled to all or a portion of the requested indemnification and the Beneficiaries’ Representative has provided to the Trustee and Grantor a copy of the relevant judgment or order, then the Trustee shall make payment of the relevant amount to the relevant Beneficiary as soon as practicable after receipt of such judgment or order, but in no event more than five (5) Business Days thereafter. The rights of the Beneficiaries to demand and receive distributions from the Trustee in respect of a such demand shall not be affected or diminished in any way by the existence of any dispute between the named Beneficiary and Grantor or any alleged right of offset in favor of Grantor. Any distributions required pursuant to this Section 4.6(c) shall be made notwithstanding any notice or demand by or on behalf of Grantor that the distributions should not be made because any Beneficiary is not entitled to some or all of the amount of such distributions or for some other reason.

(a)If, at any time, the Trustee does not have sufficient funds to satisfy all pending demands of Beneficiaries in full, including demands of the Beneficiaries' Representative made pursuant to Section 4.10, the Trustee shall first make payment in full of amounts owing to the Trustee, second, shall make payment in full of all amounts owing to the Beneficiaries' Representative under Section 4.11, and, thereafter, shall, upon the written direction of the Grantor or the Beneficiaries’ Representative, make payments to all Beneficiaries pro rata in respect of their then pending demands for which payment is then due in accordance with the terms of Section 4.6.

4.7    Taxes. It is the intent of the parties hereto that the Trust will be treated as a grantor trust for federal and state income tax purposes and that Grantor will be treated as the owner of all assets of the Trust for such purposes. Grantor shall prepare or cause to be prepared for and filed on behalf of the Trust all income tax returns and governmental reports required by law. Pursuant to Section 671 of the Internal Revenue Code of 1986, as amended, Grantor shall include in the calculation of its consolidated taxable income and consolidated federal income tax liability or that of its parent, if any, all items of income, deduction and credit attributable to the investment, accumulation, and distribution of corpus or income or any other asset of the Trust. The fiscal year and fiscal quarters of the Trust for all purposes shall be the same as that of Grantor. Grantor agrees to pay any and all taxes on the Trust Fund or the income thereof or which the Beneficiaries or the Trustee would otherwise be required to pay with respect to the interest of any person or persons therein, and, if requested, to provide the Trustee with proof of payment.

4.8    Duties and Responsibilities of the Beneficiaries’ Representative. The Beneficiaries’ Representative (and any successor Beneficiaries’ Representative) shall have the following affirmative duties and responsibilities:

(a)    to demand payment from the Trustee on a Beneficiary’s behalf for Expense Advances or indemnification for Losses as set forth in this Agreement and the Indemnification Agreement between the Beneficiary and Grantor upon receipt of the written certificates and other information referred to in Section 4.6(a);

(b)    generally to use good faith efforts to cause Grantor and the Trustee to discharge their respective responsibilities under this Agreement and, to the extent relevant to this Agreement, the responsibilities of Grantor under each Indemnification Agreement, including the bringing of legal actions and proceedings as appropriate; and

(c)    to perform any and all additional responsibilities specifically identified in this Agreement.

4.9    Indemnification of the Beneficiaries' Representative. The Beneficiaries' Representative shall not be liable for any action taken or omitted by the Beneficiaries' Representative in good faith and believed by the Beneficiaries' Representative to be authorized hereby or within the rights or powers conferred upon the Beneficiaries' Representative hereunder, or taken or omitted by the Beneficiaries' Representative in accordance with advice of counsel (which counsel may be of the Beneficiaries' Representative's own choosing and which counsel may include, but need not be limited to, Grantor's in-house counsel), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence of the Beneficiaries' Representative. The Beneficiaries' Representative shall have no duty or obligation to investigate any claim or statement made by any Beneficiary and in carrying out its duties hereunder the Beneficiaries' Representative shall be entitled to rely on any oral statement or written document or certificate that it receives from a Beneficiary. Grantor agrees to indemnify the Beneficiaries' Representative and hold the Beneficiaries' Representative harmless against any and all liabilities, losses, claims, actions, suits, costs, expenses, (including reasonable fees, charges and disbursements of counsel), and damages of any kind whatsoever (together “Beneficiaries’ Representative Losses”) incurred by the Beneficiaries' Representative hereunder, except for Beneficiaries' Representative Losses resulting from the Beneficiaries' Representative's own willful misconduct or gross negligence.

4.10    Expenses and Compensation. Grantor shall pay the Beneficiaries’ Representative’s expenses in acting as Beneficiaries’ Representative hereunder, including reasonable fees and charges of counsel and any agents engaged by the Beneficiaries’ Representative to assist the Beneficiaries’ Representative in such capacity and other Beneficiaries’ Representative Losses incurred by the Beneficiaries’ Representative in acting as Beneficiaries’ Representative under this Agreement. Grantor shall also pay the Beneficiaries’ Representative reasonable compensation for the Beneficiaries’ Representative’s services as Beneficiaries’ Representative hereunder (which shall be set forth in a separate agreement between Grantor and the Beneficiaries’ Representative (a “Compensation Agreement”), a copy of which, and of any amendments thereto, shall be delivered by Grantor to the Trustee). The Beneficiaries’ Representative shall be permitted to demand payment from the Trust Fund amounts constituting Beneficiaries’ Representative Losses and any amount owing to the Beneficiaries’ Representative under any Compensation Agreement, to the extent that such amounts have not been paid by Grantor to the Beneficiaries’ Representative. Any such demand by the Beneficiaries’ Representative shall be submitted to the Trustee, in writing, signed by the Beneficiaries’ Representative, and accompanied by a certificate stating (i) that such demand is being made for payment pursuant to Section 4.10 of this Agreement, (ii) the amount demanded and an explanation in reasonable detail regarding the background of the claim and copies of invoices received by the Beneficiaries’ Representative in connection with any Beneficiaries Representative Losses (but, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause Beneficiaries’ Representative to waive any privilege accorded by applicable law shall not be included with the invoice), (iii) that the Beneficiaries’ Representative has previously made demand for payment upon Grantor not less than ten (10) Business Days prior to delivery of the demand to the Trustee, and (iv) that no part of the amount then being demanded from the Trust Fund has been previously received from Grantor. A copy of each demand and certificate shall be delivered simultaneously to Grantor by the Trustee. As soon as practicable after such demand is made by the Beneficiaries’ Representative, the Trustee shall distribute funds to the Beneficiaries’ Representative specified in such demand in the amount and manner set forth therein.

4.11    Administrative Powers of the Trustee. The Trustee shall have power, in its sole discretion, to do any of the following:

(a)    to cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities;

(b)    to collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor; and

(c)    to make investment and investment decisions to the extent contemplated by Section 4.5.

4.12    Suspension of Payment on Indemnification Claims. Notwithstanding any other provision of this Agreement, the Trustee may suspend payment on any demand for Expense Advances or indemnification for Losses, or any other distribution out of the Trust Fund contemplated by this Agreement, and shall be excused from making such distribution during any period (a) in which an order or decree of a court of competent jurisdiction is in effect prohibiting such payment, (b) if the Trustee shall have received notice in writing of the commencement and pendency of any action, suit or proceeding challenging payment of any demand for Expense Advances or indemnification for Losses or other distribution from the Trust Fund in a court of competent jurisdiction and prior to the final disposition thereof, or (c) if the Trustee, upon advice of counsel, shall have reasonably determined that payment thereof might expose the Trustee to personal liability.

4.13    Adverse Determination. If he trust arrangement created hereby is held to be invalid or ineffective by a court of competent jurisdiction or (ii) if for any reason the trust arrangement created hereby is held or deemed to create a security interest in asset in the Trust, whether in connection with the bankruptcy of one of the parties hereto or otherwise (an “Adverse Determination”), then under such circumstances it is intended that the relationship of the parties shall be Grantor as debtor, Trustee as securities intermediary and Beneficiaries' Representative as secured party for the benefit of the Beneficiaries. To that end, this Agreement shall be a security agreement within the meaning of Article 9 of Uniform Commercial Code as in effect from time to time in the State of Delaware (“UCC”), and pursuant hereto, to secure the obligation of Grantor to indemnify Beneficiaries, Grantor hereby grants the Beneficiaries' Representative for the benefit of the Beneficiaries a continuing security interest in, and pledges all right title and interest in and to, the following (for purposes of this Section 4.13, the “Collateral”):

(a)the Trust account with the Trustee and the Trust Fund, and any certificates or instruments representing or evidencing the Trust Fund, and all cash, investment property, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable in respect of or in exchange for any or all of the Trust Fund;

(b)all other investment property and other property hereafter issued, delivered or deliverable to Trustee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, investment property, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable after the date hereof in respect of or in exchange for any or all thereof; and

(c)all proceeds of all of the foregoing.

If the Trust is deemed to create a security interest, Grantor and, at the direction of Beneficiaries' Representative, Trustee shall execute such other documents and instruments as Beneficiaries' Representative may reasonably require from time to time to perfect and protect its first priority security interest in the Collateral under applicable law, including filing by Grantor of any continuation statements evidencing such security interest and all other financing statements reasonably requested to be filed by the Beneficiaries' Representative. In the event of an Adverse Determination, Beneficiaries' Representative shall have and shall be deemed to have had all the rights and remedies of a secured party under Article 9 of the UCC and may exercise any of the rights and remedies available to it under the UCC as in effect from time to time in the State of Delaware or otherwise available to it, including, without limitation, sale, assignment or other disposal of the Collateral in exchange for cash or credit. Grantor agrees that a demand for Expense Advances or indemnification for Losses is also a notice of disposition under Section 9-611 of the UCC and that five (5) Business Days is reasonable notice if notice of a disposition is required under Section 9-611 of the UCC. Furthermore, Grantor agrees that any Beneficiary may be the purchaser of the Collateral consisting of Cash, Corporate Securities, Government Securities or Municipal Securities at a private sale without notice because the Collateral is of a type sold on a recognized market or the subject of widely distributed standard price quotations. Beneficiaries' Representative shall provide Trustee with an Adverse Determination Notice as soon as practicable, although failure to provide such notice shall not affect the rights or obligations of the parties hereunder, except that Beneficiary shall not take any action with respect to Trustee as securities intermediary until such notice is provided. Except for the amounts due to Trustee pursuant to Section 7.3, Trustee waives any right of set-off, banker's lien or other lien or claim it may have to the Collateral.

Grantor covenants and agrees that it shall not pledge, assign, hypothecate or transfer its interest in the Trust account or the Trust Fund. Grantor further covenants and agrees that it shall not so direct Trustee, and Trustee agrees that it will not acknowledge or agree to any such pledge, assignment, hypothecation or transfer.

The parties hereby agree that notwithstanding anything contained herein to the contrary, the Trustee shall have no duty or obligation of any kind to monitor this Section 4.13. The parties further agree that the Trustee shall have no duty or obligation to file any document or instrument or financing statement in connection with Section 4.13, except as directed in writing by the Beneficiaries' Representative.

ARTICLE V

RESIGNATION, REMOVAL, OR DEATH OF TRUSTEE

5.1    Resignation of Trustee. The Trustee may resign at any time by delivering his written resignation to Grantor, with a copy to the Beneficiaries' Representative. Such resignation shall take effect upon appointment of a successor pursuant to Section 5.3.

5.2    Removal of Trustee. Grantor and the Beneficiaries' Representative, acting together, may remove the Trustee at any time by delivering to the Trustee the instruments described in Section 5.3.

5.3    Appointment of Successor Trustee.

(a)    Removal of the Trustee and the appointment of a successor Trustee shall take effect thirty (30) days following delivery to the Trustee of (i) an instrument in writing removing the Trustee and appointing such successor, executed by Grantor and accompanied by a certificate in writing signed by the Beneficiaries' Representative stating that two-thirds of the Voting Beneficiaries agree to such removal and appointment, and (ii) an acceptance in writing, executed by such successor. The Trustee may agree to an earlier effective date. Upon the resignation or dissolution of the Trustee, the successor Trustee shall be appointed by Grantor with the written approval of the Beneficiaries' Representative, and a writing to such effect and an acceptance in writing, as referred to above, shall be delivered to the Trustee or the Trustee's legal representative.

(b)    All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as Trustee hereunder.

(c)    If a successor is not appointed within sixty (60) days after the Trustee gives notice of his resignation pursuant to Section 5.1, or within sixty (60) days after the Trustee's dissolution, the Trustee or the Beneficiaries' Representative may apply to any court of competent jurisdiction at the expense of the Trust for appointment of a successor.

(d)    Any successor Trustee appointed hereunder shall be a bank or trust company domiciled or with an office or branch in the State of Delaware which: (i) is authorized under state or United States federal law to exercise corporate trust powers,

(b)has a combined capital and surplus in excess of $50,000,000, and (c) is subject to supervision or examination by United States federal or state authority.

5.4    Transfer of Fund to Successor. Upon appointment of a successor Trustee as set forth above, the Trustee shall transfer and deliver the Trust Fund to such successor.

ARTICLE VI

DURATION, TERMINATION, AND AMENDMENT OF TRUST

6.1    Term. The Trust and this Agreement shall continue until terminated in accordance with this Section 6.1. The Trust and this Agreement may be terminated (i) upon the written consent of Grantor and the Beneficiaries' Representative (acting upon the direction of two-thirds of the Voting Beneficiaries), or (ii) by Grantor (by action of its Board of Directors) on the fifth anniversary of the date of establishment of the Trust, or on any later five year anniversary of such date (the fifth anniversary of the date of establishment of the Trust, and each later five year anniversary of such date, are each referred to as a “Five Year Anniversary”); provided , however, that no such unilateral termination by Grantor shall be effective for a period of seven (7) years following the date of a Change in Control. No termination of the Trust or this Agreement shall be deemed to reduce or forgive any obligation that Grantor may otherwise have to a Beneficiary for any Expense Advances or for indemnification of Losses pursuant to Grantor's Certificate of Incorporation or Bylaws or any contractual arrangement, including, without limitation, an Indemnification Agreement, between Grantor and any Beneficiary. Termination of the Trust and this Agreement shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any Claim asserted prior to the effective date of termination relating to an Indemnifiable Event that occurs prior to the effective date of termination. Grantor shall notify the Trustee and the Beneficiaries' Representative of the termination of the Trust and this Agreement by delivering to the Trustee and the Beneficiaries' Representative (a) an instrument in writing executed by Grantor together with a certified copy of the resolution of Grantor's Board of Directors authorizing such termination and, (b) in the case of a termination undertaken with the consent of two-thirds of the Voting Beneficiaries, written evidence of the consent thereto of two-thirds of the Voting Beneficiaries. To be effective, the notice and accompanying documents referred to in the preceding sentence (the “Termination Notice”) must be delivered by Grantor to the Trustee and the Beneficiaries' Representative not later than one hundred eighty (180) days prior to the Five Year Anniversary on which the Trust is to be terminated, in the case of a unilateral termination by Grantor, or such other period as may be agreed by the parties (with the Beneficiaries' Representative acting upon the direction of two-thirds of the Voting Beneficiaries). A copy of the Termination Notice shall also be sent by Grantor to each Beneficiary promptly following Grantor's delivery thereof to the Trustee and the Beneficiaries' Representative. Except as provided in the sentence next following this sentence, the termination of the Trust and this Agreement as permitted hereby shall be effective (x) in the case of a unilateral termination by Grantor, on the later of (1) the Five Year Anniversary set forth in the Termination Notice, and (2) the date that is the seven (7) year anniversary of a Change in Control, if one shall have occurred, and (y) in the case of termination with the consent of Grantor and two-thirds of the Voting Beneficiaries, on the later of (1) the date set forth in Termination Notice (unless a later date shall have been provided for in the consents of Beneficiaries included as part of the Termination Notice, in which case the termination date shall be the date set forth in such consents) and (2) ten (10) Business Days following the date of receipt by the Trustee of the Termination Notice. If the date on which the termination of the Trust and this Agreement would otherwise be effective pursuant to the preceding sentence (the “Scheduled Termination Date”) is not a Business Day, the termination of the Trust and this Agreement shall be effective on the Business Day next following the Scheduled Termination Date.

6.2    Distribution Upon Termination. When this Trust is terminated in accordance with Section 6.1, the Trustee shall, upon the direction of Grantor, distribute the Trust Fund to Grantor less any full and adequate provision for any distributions to be made pursuant to any outstanding demands for payment under Section 4.6 and any amounts payable pursuant to Sections 4.10 and 7.3.

6.3    Amendment of Trust Instrument. This Agreement may not be amended except upon the written consent of Grantor and the Beneficiaries' Representative (acting upon the direction of two-thirds of the Voting Beneficiaries) and, as to any matter contained in Article VI or otherwise potentially increasing any liability of the Trustee, with the written consent of the Trustee, provided, however, that no such amendment shall deny, limit or otherwise modify the then existing rights of any Beneficiary who does not so consent. Notice of such amendment shall be given to the Trustee by an instrument in writing executed by Grantor and the Beneficiaries' Representative acknowledged in the same form as this Agreement, together with a copy of the resolution of the Board of Directors of Grantor certified by the Secretary thereof authorizing such amendment. Grantor shall send a copy of such notice to each individual Beneficiary.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF THE TRUSTEE

7.1    Duties of the Trustee. The duties and liabilities of the Trustee shall at all times be limited to those expressly stated in this Agreement. The Trustee shall discharge its duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale, or exchange of any investment in good faith and in accordance with Grantor's directions and the provisions of this Agreement.

7.2    Indemnification of the Trustee. The Trustee shall not be liable for any action taken or omitted by him in good faith and believed by him to be authorized hereby or within the rights or powers conferred upon him hereunder, or taken or omitted by him in accordance with advice of counsel (which counsel may be of the Trustee's own choosing and which may be in-house counsel of the Trustee), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Grantor agrees to indemnify the Trustee and hold it harmless against any and all liabilities, losses, claims, expenses, suits, costs, expenses, (including reasonable fees, charges and disbursements of counsel), and damages of any kind and nature whatsoever incurred by him hereunder, except for liabilities, losses, claims, actions, suits costs, expenses, and damages incurred by the Trustee resulting from its own willful misconduct or gross negligence.

7.3    Expenses and Compensation. The Trustee shall pay from the Trust Fund, to the extent not paid by Grantor, the Trustee's reasonable expenses of administration of the Trust, including reasonable fees and charges of counsel (including in house counsel) and any agents engaged by the Trustee to assist him in such administration. Grantor shall pay the Trustee reasonable compensation for his services as Trustee hereunder and the Trustee shall have a lien on the Trust Fund for such compensation and expenses until paid in full.

7.4    Rights of the Trustee.

(a)    The Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. No implied covenants or obligations shall be read into this Agreement. The Trustee shall not be personally liable under any circumstances, except (x) for its own willful misconduct or gross negligence or (y) for taxes, fees or other charges on, based on or measured by any fees, commission or compensation received by the Trustee in connection with the provision of its services hereunder. In particular, but not by way of limitation:

(i)The Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 2.2;

(iii)No provision of this Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv)Under no circumstances shall the Trustee be personally liable for any indebtedness or obligation of the Trust or Grantor;

(v)The Trustee shall not be liable for the default or misconduct of the Grantor or the Beneficiaries' Representative and shall not be liable for any act or omission taken at the direction of Grantor or the Beneficiaries' Representative; and

(vi)Every provision of this Agreement relating to the Trustee shall be subject to the provisions of this Section 7.4.

(b)The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c)In the exercise or administration of the Trust, the Trustee (i) may act directly or, at the expense of Grantor or the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care; and (ii) may, at the expense of the Grantor or the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(d)The Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Trust Fund except (i) as expressly required by the terms of this Agreement or (ii) as expressly provided in written instructions from Grantor or the Beneficiaries' Representative.

(e)The Trustee shall not be answerable or accountable under any circumstances, except for the willful misconduct or gross negligence of the Trustee, except for the Trustee's failure to use ordinary care to disburse funds and except for liabilities that may result from the inaccuracy of any representation or warranty of the Trustee in this Agreement.

(f)Except in accordance with the written instructions furnished by Grantor and except as provided herein, the Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements of Grantor or (iv) to inspect the Grantor's books and records at any time.

(g)The Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Fund or to otherwise take or refrain from taking any action under this Agreement except as expressly required by the terms hereof or as expressly provided in written instructions from the Grantor or the Beneficiaries' Representative. The Trustee shall not be required to take any action under this Agreement unless the Trustee shall have been indemnified by Grantor or the Trust Fund , in manner and form satisfactory to this Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and, if Grantor shall have directed the Trustee to take any such action or refrain from taking any action, Grantor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction. The Trustee shall not be required to take any action under this Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law.

(h)Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to Grantor requesting instructions as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and as it shall deem to be in the best interest of the Beneficiaries, and the Trustee shall have no liability to any Person for any such action or inaction.

(i)The Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of the Trust Fund. The Trustee shall in no event assume or incur any liability, duty or obligation to the Beneficiaries, the Beneficiaries' Representative, Grantor or any other Person other than as expressly provided for herein, and in no event shall the Trustee have any implied duties or obligations hereunder.

j)    The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed.

(k)    The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the instructions of the Beneficiaries' Representative.

In no event shall the Trustee be personally liable (i) for special, consequential or punitive damages, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers or dealers, and (iv) for any losses due to forces beyond the control of the Trustee, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee shall have no responsibility for the accuracy of any information provided to the Beneficiaries or any other person that has been obtained from, or provided to the Trustee by, any other entity.

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ARTICLE VIII
MISCELLANEOUS

8.1    Governing Law; Submission to Jurisdiction; Choice of Forum. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware. The validity and administration of the Trust shall be governed by Delaware law and the initial situs of the Trust shall be Delaware. Grantor, the Trustee and the Beneficiaries' Representative each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle Country, which shall be the exclusive and only proper forum for adjudicating such a claim. Grantor, the Trustee and the Beneficiaries' Representative irrevocably waive any right to object that any action brought in such court is in an inconvenient forum.

8.2    Successors. This Agreement and the Trust shall be binding upon and shall inure to the benefit of the spouses, heirs, personal and legal representatives, estates, successors, and assigns of the parties hereto and of the Beneficiaries.

8.3    Third Party Beneficiaries. The Beneficiaries are specifically acknowledged as beneficiaries of the Trust and shall have the right to bring actions to enforce this Agreement where the Beneficiaries' Representative fails to bring such an action or fails to prosecute an action in good faith.

8.4    Enforcement Expenses. Grantor shall be responsible for all costs and expenses, including reasonable fees, charges and disbursements of counsel and court costs, incurred in any action brought to enforce or interpret this Agreement, whether brought by the Beneficiaries' Representative, a Beneficiary, the Trustee, or otherwise, if Grantor does not substantially prevail.

8.5    Titles and Headings Not to Control; Section References. The titles to Articles and headings of Sections in this Agreement are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than such titles or headings, shall control. Unless specifically provided otherwise, section references used herein refer to the sections or subsections of this Agreement.

8.6    Heirs and Successors. It is the intention of Grantor that, following the death of any Beneficiary, the heirs, successors, estate and/or assignees of such Beneficiary shall be permitted to pursue any claim for (and receive distributions in respect of) indemnification from the Trust Fund to the same extent that such Beneficiary would have been permitted to pursue in the absence of his or her death. However, no such heir, successor, estate or assignee, however, shall be considered a “Voting Beneficiary” hereof for any purpose.

8.7    Notices, Consents and Other Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if sent by facsimile (including by electronic mail of a pdf or similar file), on the date sent, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third Business Day after the date postmarked.

Notices shall be given as follows:
Trustee:
The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, DE 19714
Attention: Corporate Trust Administration
Telephone: 302-283-8079
Facsimile: 302-283-8279

Grantor:

Juniper Networks, Inc.
1194 N. Mathilda Ave.
Sunnyvale, CA 94089-1206
Attention: General Counsel Telephone: 408-745-2000
Facsimile: 408-745-8910

Beneficiaries’ Representative:

Lisa C. Berry
c/o Juniper Networks, Inc.
1194 N. Mathilda Ave.
Sunnyvale, CA 94089-1206
Telephone: 408-745-2384
Facsimile: 408-745-8910

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Attest:	THE BANK OF NEW YORK (DELAWARE)
("Trustee")

	By	/s/ William T. Lewis
		Name:	William T. Lewis
		Title:	Sr. Vice President

JUNIPER NETWORKS, INC.
("Grantor")

	By	/s/ Scott Kriens
		Name:	Scott Kriens
		Title:	Chief Executive Officer

/s/ Lisa C. Berry
Lisa C. Berry, as Beneficiaries' Representative

EXHIBIT A

FORM OF INDEMNIFICATION AGREEMENT

JUNIPER NETWORKS, INC.

[AMENDED AND RESTATED] INDEMNIFICATION AGREEMENT

This [Amended and Restated] Indemnification Agreement (the "Agreement") is effective as of _____________, by and between Juniper Networks, Inc., a Delaware corporation (the "Company"), and _____________ (the "lndemnitee").

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as lndemnitee, to serve the Company and its related entities;

WHEREAS, in order to induce lndemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, lndemnitee to the maximum extent permitted by law;

WHEREAS, lndemnitee does not regard the current protection available as adequate under the present circumstances, and the lndemnitee and certain other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection;

WHEREAS, the Company and lndemnitee recognize the continued difficulty in obtaining liability insurance for the Company's directors, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and lndemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company; and

[WHEREAS, the Company and the lndemnitee have previously entered into an agreement to provide to for indemnification by the Company of the lndemnitee (the "Original Indemnification Agreement") and wish to amend and restate such agreement to provide that the lndemnitee shall be indemnified by the Company as set forth herein;]1

_________________________

1 This paragraph, as well as other bracketed language in the heading and recitals should be used for agreements with Indemnitees with existing indemnification agreements from the Company. For such individuals, the bracketed "Whereas" clause should be used instead of the "Whereas" clause that follows it.

WHEREAS, in view of the considerations set forth above, the Company desires that lndemnitee shall be indemnified by the Company as set forth herein;

NOW, THEREFORE, the Company and lndemnitee hereby agree [that the Original Indemnification Agreement is hereby amended and restated in its entirety to read] as set forth below.

1.Certain Definitions.

(a)“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of Delaware are required or permitted to be closed.

(b)“Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any

•
period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

(c)“Claim” shall mean any threatened, pending or completed action, suit, proceeding, arbitration or other alternative dispute resolution mechanism whether brought by or in the right of the Company or otherwise, or any hearing, inquiry or investigation that lndemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

(d)References to the “Company” shall include, in addition to Juniper Networks, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Juniper Networks, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if lndemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, lndemnitee shalt stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as lndemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e)“Expenses” shall mean any expenses including, without limitation, fees, charges and disbursements of counsel and all other costs, expenses and obligations paid or incurred by lndemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any lndemnifiable Event.

(f)“Expense Advance” shall mean an advance payment of Expenses to lndemnitee pursuant to Section 3(a).

(g)“lndemnifiable Event” shall mean any event or occurrence, whether occurring on, prior to, or after the date of this Agreement, related to (i) the fact that lndemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of or for the convenience of or to represent the interests of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or (ii) any action or inaction on the part of lndemnitee while serving in any capacity set forth in clause (i), including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by the lndemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

(h)“Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c), who shall not have otherwise performed services for the Company or lndemnitee within the last three years (other than with respect to matters concerning the rights of lndemnitee under this Agreement or the Trust Agreement, or of other indemnitees under similar indemnity agreements).

(i)“Losses” shall mean (i) any amounts or sums which lndemnitee is legally obligated to pay as a result of a Claim or Claims made against lndemnitee for lndemnifiable Events including, without limitation, damages, judgments, fines, penalties and sums or amounts paid in settlement (if such settlement is approved in advance by the Company) of a Claim or Claims, and (ii) to the extent not paid in advance pursuant to the terms of this Agreement or the Trust Agreement for any reason, Expenses.

(j)References to “other enterprises” shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on lndemnitee with respect to an employee benefit plan; and references to "serving at the request or for the convenience or to represent the interests of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if lndemnitee acted in good faith and in a manner lndemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, lndemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

(k)“Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which lndemnitee is seeking indemnification or Independent Legal Counsel as provided in Section 2(c).

(I)“Trust” has the meaning set forth in Section 3(f).

(m)“Trust Agreement” has the meaning set forth in Section 3(f).

(n)“Voting Securities” shall mean any securities of the Company (or a surviving entity as described in the definition of a "Change in Control") that vote generally in the election of directors.

2.	Indemnification.

(a)    Agreement to Indemnify. If lndemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an lndemnifiable Event, the Company will, to the maximum extent permitted by law, indemnify lndemnitee against, and will make Expense Advances from time to time of, any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses, but excluding amounts paid in settlement of any Claim if such settlement was not approved by the Company) arising from or relating to such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a disposition. If requested by lndemnitee, the Company agrees that it will not unreasonably withhold its consent to any proposed settlement of any such Claim. Such payment of Expenses and Losses shall be made by the Company as soon as practicable after written demand by lndemnitee therefor is presented to the Company, but in any event payment of a demand for an Expense Advance shall be made not later than five (5) Business Days after the receipt by the Company of written demand therefor, which is accompanied by an explanation in reasonable detail and copies of invoices received by lndemnitee in connection with such Expenses (but, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause lndemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).

(b)    Reviewing Party's Role. Notwithstanding the provisions of Section 2(a), the obligations of the Company under Section 2(a) to make indemnification payments for Losses shall be subject to the condition that the Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that lndemnitee would be permitted to be indemnified under this Agreement and applicable law, and the obligation of the Company to make an Expense Advance shall be unconditional with no need for approval by the Reviewing Party. If a court specified in Section 15 ultimately determines that lndemnitee was not entitled as a matter of law to retain any Expense Advance previously made by the Company or the Trust, lndemnitee hereby agrees to reimburse the Company (or, if such Expense Advance was made by the Trust, the Trust) for any such amount, provided that if lndemnitee contests such entitlement in a proceeding or has commenced or thereafter commences legal proceedings in such court to secure a determination that lndemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that lndemnitee would not be permitted to be indemnified under this Agreement or applicable law shall not be binding and lndemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). lndemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that lndemnitee substantively would not be permitted to be indemnified in whole or in part under this Agreement or applicable law, lndemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and lndemnitee.

(c)    The Reviewing Party in Various Circumstances. For matters that require a determination by the Reviewing Party in respect of Losses, the Reviewing Party shall be the following:

(i)If lndemnitee is a director or officer claiming a right to indemnity for Losses under this Agreement or under the Company's Certificate of Incorporation or Bylaws at the time a determination by the Reviewing Party is required (a “Current Director or Officer”) and if no Change in Control has occurred that was not approved by a majority of the Company's Board of directors who were directors immediately prior to such Change in Control (any such non-preapproved transaction, a “Triggering Change in Control”), then the Reviewing Party will be the members of the Company's Board of Directors who are not parties to the Claim for which indemnification is being sought, or a committee of such directors designated by majority vote of the directors who are not parties to the Claim for which indemnification is being sought, or if such directors or committee so decide, the Independent Legal Counsel.

(ii)If lndemnitee is not a Current Director or Officer and no Triggering Change in Control has occurred, then the Reviewing Party will be the Company's chief executive officer or chief financial officer, acting on behalf of the Company, unless the lndemnitee expressly demands in writing at the time that he or she makes a demand for indemnification of a Loss that Independent Legal Counsel be the Reviewing Party, in which event Independent Legal Counsel shall be the Reviewing Party.

(iii)If a Triggering Change in Control has occurred, then the Reviewing Party will be Independent Legal Counsel unless lndemnitee, in its sole discretion, waives the right to have Independent Legal Counsel be the Reviewing Party, in which case the Reviewing Party will be the members of the Company's Board of Directors who are not parties to the Claim.

(iv)If, notwithstanding clauses (i) or (ii) of this subsection 2(c), lndemnitee seeks indemnification for Losses under the Trust, rather than seeking indemnification directly from the Company, the Reviewing Party will be Independent Legal Counsel.

In all circumstances where Independent Legal Counsel is the Reviewing Party, Grover Brown will serve as Independent Legal Counsel unless he is no longer meets the definition of Independent Legal Counsel in Section 1(h) or is no longer willing or able to serve as such. If the named Independent Legal Counsel resigns, is unable to perform his duties as Independent Legal Counsel or no longer meets the definition of Independent Legal Counsel in Section 1(h), another person or firm meeting the definition of Independent Legal Counsel in Section 1(h) shall be selected as successor Independent Legal Counsel in the manner contemplated by the Trust Agreement, in which event such successor Independent Legal Counsel shall be the Independent Legal Counsel for purposes of this Agreement.

(d)    Independent Legal Counsel Opinion. In any case in which Independent Legal Counsel is acting as the Reviewing Party, such counsel, among other things, shall render its written opinion to the Company and lndemnitee as to whether and to what extent lndemnitee would be permitted to be indemnified under this Agreement and applicable law and the Company agrees to abide by such opinion. The Company agrees to pay a reasonable retainer fee and the reasonable fees, charges and disbursements of any Independent Legal Counsel selected to act as the Reviewing Party and to indemnify fully such counsel against any and all expenses (including reasonable fees, charges and disbursements of counsel), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay expenses of more than one Independent Legal Counsel in connection with all matters concerning the lndemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other indemnitees making indemnification claims that relate to the same Claim as the lndemnitee's unless (i) the Company otherwise determines or (ii) any lndemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel making any determination with respect to other indemnitees.

(e)    Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10, to the extent that lndemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any lndemnifiable Event, lndemnitee shall be indemnified against all Expenses incurred by lndemnitee in connection therewith.

(f)    Action to Compel Payment. If a claim for indemnification for Losses or any Expense Advance pursuant to this Agreement is not paid in full for any reason (including, but not limited to, a decision adverse to the lndemnitee by the Reviewing Party, or the failure of the Reviewing Party to render its determination) within five (5) Business Days of the date of demand, in the case of Expense Advance, or thirty (30) days of the date of demand in the case of any other claim for indemnification of Losses or Expenses, then lndemnitee may file suit to recover the unpaid amount of such claim in a court specified in Section 15. The provisions of Sections 3(c) and 13 shall be applicable to any such action.

3.	Expenses; Indemnification Procedure.

(a)    Expense Advances. Expense Advances to be made hereunder shall be paid by the Company to lndemnitee as soon as practicable but in any event no later than five (5) Business Days after written demand by tndemnitee therefor to the Company. Nothing set forth herein shall prevent the lndemnitee from making a demand upon the Trust for pament of Expense Advances.

(b)    Notice/Cooperation by lndemnitee. lndemnitee shall, as a condition precedent to lndemnitee's right to receive Expense Advances and to be indemnified for Losses under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against lndemnitee relating to an lndemnifiable Event for which a request for Expense Advance or for which indemnification for Losses will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the

address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to lndemnitee). In addition, lndemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within lndemnitee's power.

(c)    Burden of Proof; No Presumption Against lndemnitee. lndemnitee's right to indemnification shall be enforceable by lndemnitee in the court specified in Section 15 and shall be enforceable notwithstanding any adverse determination by the Reviewing Party. In any action in which tndemnitee seeks to receive Expense Advances or indemnification for Losses, the Company shall be required to make the requested payment unless it satisfies the burden of proving that the Expense Advances or indemnification for Losses are not permitted by applicable law or are not required under this Agreement. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that lndemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Expense Advances or indemnification for Losses is not permitted by applicable law or hereunder. In addition, neither the failure of the Reviewing Party to have made a determination as to whether lndemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that lndemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by lndemnitee to secure a judicial determination that lndemnitee should be entitled to receive Expense Advances or be indemnified for Losses under applicable law, shall be a defense to lndemnitee's claim or create a presumption that lndemnitee has not met any particular standard of conduct. or did not have any particular belief.

(d)    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim relating to an lndemnifiable Event pursuant to Section 3(b), the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the lndemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)    Selection of Counsel. In any Claim made against lndemnitee relating to an lndemnifiable Event for which a request for Expense Advance or for which indemnification for Losses will or could be sought under this Agreement, the Company shall be entitled to assume the defense of such Claim with counsel approved by lndemnitee (not to be unreasonably withheld) upon the delivery to lndemnitee of written notice of the Company's · election so to do. After delivery of such notice, approval of such counsel by lndemnitee and the retention of such counsel by the Company, the Company will not be liable to lndemnitee under this Agreement for any fees of counsel subsequently incurred by lndemnitee with respect to the same Claim; provided that, (i) lndemnitee shall have the right to employ lndemnitee's separate counsel in any such Claim at lndemnitee's expense and (ii) if (A) the employment of separate counsel by lndemnitee has been previously authorized by the Company, (8) lndemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and lndemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of lndemnitee's separate counsel shall be at the expense of the Company.

(f)	The Trust.

(i)    The Company has established a trust for the benefit of the lndemnitee and certain other beneficiaries (the “Trust”) pursuant to an Indemnification Trust Agreement dated June 23, 2003 (the “Trust Agreement”), among the Company, Bank of New York (Delaware), as trustee, and Lisa Berry, as the initial Beneficiaries' Representative. In addition to lndemnitee's other rights under this Agreement, the Company's Certificate of Incorporation and Bylaws and any insurance policies, lndemnitee shall have the right to receive payments in respect of Expense Advances and indemnification for Losses in the manner provided in this Agreement and the Trust Agreement. lndemnitee hereby confirms that the beneficiaries' representative acting from time to time under the Trust Agreement, including all replacement representatives (each, the “Beneficiaries’ Representative”), shall be lndemnitee's agent and attorney-in-fact to pursue demands for payment of Expense Advances or indemnification for Losses as provided in the Trust Agreement.

(ii)    lndemnitee may request payment of Expense Advances or indemnification for Losses either under the Trust Agreement out of the trust funds under the Trust (the “Trust Fund”) or from the Company, or both, under this Agreement, in its discretion. Any such request by the lndemnitee shall be made to the Beneficiaries' Representative with a copy to the Company under the notice procedures specified in the Trust Agreement.

(iii)    Upon receipt by the Company of a copy of notice from lndemnitee to the Beneficiaries' Representative requesting payment of any Expense Advance, the Company shall have the right promptly to make any such payment in its discretion in lieu of having such payment made out of the Trust Fund.

(iv)    From and after receipt by the Company of a copy of notice from lndemnitee to the Beneficiaries' Representative requesting payment of indemnification for Losses out of the Trust Fund, the Company will cooperate reasonably to facilitate a determination by Independent Legal Counsel as Reviewing Party with respect thereto.

4.	Additional Indemnification Rights; Nonexclusivity.

(a)    Scope. The Company hereby agrees to make Expense Advances to, and indemnify, the lndemnitee to the fullest extent permitted by law, notwithstanding that such Expense Advances and indemnification are not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that lndemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 9(a).

(b)    Nonexclusivity. The rights to Expense Advances and indemnification provided by this Agreement shall be in addition to any rights to which lndemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, the Trust Agreement, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to lndemnitee for any action taken or not taken while serving in an indemnified capacity even though lndemnitee may have ceased to serve in such capacity.

5.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against lndemnitee to the extent lndemnitee has otherwise actually received payment of the amounts otherwise indemnifiable hereunder under the Trust, any insurance policy, provision of the Company's Certificate of Incorporation, Bylaw or otherwise.

6.Partial Indemnification. If lndemnitee is entitled under any prov1s1on of this Agreement to indemnification by the Company for some or a portion of Expenses or Losses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify lndemnitee for the portion of such Expenses or Losses to which lndemnitee is entitled.

7.Mutual Acknowledgment. Both the Company and lndemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. lndemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify lndemnitee.

8.Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, lndemnitee shall be covered by such policies in such a manner as to provide lndemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if lndemnitee is a director; or of the Company's officers, if lndemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if lndemnitee is not an officer or director but is a key employee, agent or fiduciary.

9.Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Excluded Action or Omissions. To indemnify lndemnitee for acts, omissions or transactions from which lndemnitee may not be indemnified under applicable law.

(b)    Claims Initiated by Indemnitee. To indemnify for Losses or make Expense Advances to lndemnitee with respect to Claims initiated or brought voluntarily by lndemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive Expense Advances or indemnification for Losses under this Agreement, the Trust Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for lndemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initia tion or bringing of such Claim, or (iii) as otherwise required under Delaware Law.

(c)    Lack of Good Faith. To indemnify lndemnitee for any Expenses incurred by the lndemnitee with respect to any proceeding instituted by lndemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the lndemnitee in such proceeding was not made in good faith or was frivolous.

(d)    Claims Under Section 16(b). To indemnify lndemnitee for expenses and the payment of profits arising from the purchase and sale by lndemnitee of securities in violation of Section 16(br of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.Period of Limitations. No legal action relating to the entitlement of lndemnitee to Expense Advances or indemnification for Losses shall be brought and no such cause of action shall be asserted by or in the right of the Company against lndemnitee, lndemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limita tions is otherwise applicable to any such cause of action, such shorter period shall govern.

11.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to lndemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that if the Company continues to exist it shall remain jointly and severally liable with such successor for the obligations hereunder. This Agreement shall continue in effect regardless of whether lndemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company's request.

13.Attorneys’ Fees. If any action is instituted by lndemnitee under this Agreement or under the Trust Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, lndemnitee shall be entitled to be paid all Expenses incurred by lndemnitee with respect to such action, regardless of whether lndemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by lndemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the right of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, lndemnitee shall be entitled to be paid all Expenses incurred by lndemnitee in defense of such action (including costs and expenses incurred with respect to lndemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of lndemnitee's material defenses to such action were made in bad faith or were frivolous.

14.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third Business Day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice. So long as this Agreement and the Trust Agreement remain in effect, the Company agrees to provide prompt written notice of the name and address of the Beneficiaries' Representative and each change of address or of the Beneficiaries' Representative from time to time under the Trust Agreement.

15.Consent to Jurisdiction. The Company and lndemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim. The Company and lndemnitee irrevocably waive any right to object that any action brought in such court is in an inconvenient forum.

16.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.Choice of Law. This Agreement shall be governed by and its prov1s1ons construed and enforced in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

18.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of lndemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.Integration and Entire Agreement. This Agreement and the Trust Agreement set forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21.No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving lndemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

"COMPANY"
JUNIPER NETWORKS, INC.

By:
Name:
Title:

Address:	Juniper Networks, Inc.
1194 N. Mathilda Avenue
Sunnyvale, CA 94089-1206
Attention: General Counsel & Secretary
Telecopy: 408-745-8910

"INDEMNITEE"

Address:

Telecopy:

EXHIBIT C
ELIGIBLE SECURITIES

Subject to the limitations set forth below, Grantor shall be entitled to direct the Trustee to invest all or any portion of the Trust Fund (including any income thereon) in, but only in, the following types of securities (together, “Eligible Securities”): Cash Equivalent Investments, Treasury Securities, Government Securities, Money Market Securities, Municipal Securities and Corporate Securities. All Eligible Securities must be in a form suitable for delivery and retransfer, and must be capable of being priced by recognized third-party dealers. The Grantor shall also be permitted to direct the Trustee to maintain all or a portion of the Trust Fund in the form of Cash, it being understood that any such Cash will be maintained in an interest bearing account with Bank of New York, or if such bank shall cease to exist, or be unwilling to maintain such depository account, another United States commercial bank designated by Grantor (or, if Grantor fails to make any such designation, by the Trustee) located in the United States of America having a combined capital and surplus in excess of $250,000,000.

As used in this Exhibit C, the following terms have the following respective meanings:

“Authorized Money Market Fund” means Nations Money Market Reserve #238, or if such fund shall cease to be available for the purpose of investing any or all of the Trust Funds or if Grantor shall otherwise direct in a written instrument delivered to the Trustee (with a copy to the Beneficiaries' Representative), such other general taxable 2a7 money market fund with an asset size greater than $3 billion as may be designated by Grantor in a written instrument delivered to the Trustee (with a copy to the Beneficiaries' Representative).

“Cash” means currency of the United States,

“Cash Equivalent Investments” means certificates of deposit or time deposits having, in each case, a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-US. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000.

“Corporate Securities” means United States dollar denominated senior debt obligations that are obligations (whether direct or by virtue of guarantees) of corporations organized in the United States whose long-term, unsecured, unsubordinated debt securities are rated, at the time that such obligations are acquired by the Trustee, at least "A" (or its equivalent successor rating) in the case of Standard & Poor's Ratings Group or "A2" (or its equivalent successor rating) in the case of Moody's Investors Service, Inc. Short-term instruments must be rated "Al" or better by Standard and Poor’ s Ratings Group and "Pl" or better by Moody's Investors Service, Inc.

2

“Government Securities” means bonds, notes, debentures, obligations or other evidence of indebtedness issued and/or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association, including mortgage participation certificates, mortgage pass-through certificates and other mortgage-backed securities, but excluding collateralized mortgage obligations and mortgage-related securities representing payments of interest only or principal only and REMIC securities and CMBS (commercial mortgage backed securities).

“Money Market Securities” means any general taxable 2a7 money market fund with an asset size greater than $3 billion.

“Municipal Securities” means senior and unsubordinated debt obligations that are obligations (whether direct or by virtue of guarantees) of U.S. state or municipal issuers whose long-term, unsecured, unsubordinated, debt securities are rated at least "A" (or its equivalent successor rating) in the case of Standard & Poor’ s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc., excluding “A” or “A2” rated debt securities of housing and hospital issuers and municipal funds and partnerships where the rating is not based upon the rating of a third-party credit enhancer of such securities.

“Treasury Securities” means securities issued or guaranteed by the United States of America, including United States Treasury obligations and any other obligations the timely payment of principal and interest of which is guaranteed by the United States of America.

Grantor’s right to direct the Trustee to invest all or any portion of the Trust Fund in Eligible Securities shall be subject to the following limitations:

(i)Maximum maturity. No individual issue can have a final maturity in excess of one (1) year. At least 20% of the total portfolio must be available within 90 days at all times.

(ii)Diversification. No more than 15% of the aggregate market value of the portfolio may be invested in any combination of instruments from one issuer, except that no such limit shall apply to Treasury Securities or Money Market Securities.

EXHIBIT D
FORM OF
DEMAND FOR EXPENSE ADVANCE

This Demand for an Expense Advance (this “Demand”) is made pursuant to Section 4.6(a)(i) of the Indemnification Trust Agreement, dated June 23, 2003 (the “Trust Agreement”), among Juniper Networks, Inc., a Delaware corporation, The Bank of New York (Delaware), a Delaware banking corporation, as trustee, and the Beneficiaries' Representative appointed pursuant thereto. Unless otherwise provided, capitalized terms used in this Demand have the respective definitions assigned to them in the Trust Agreement.

The Undersigned hereby certifies to each of Granter, the Trustee and the Beneficiaries' Representative as follows:

(1)the Undersigned is party to an Indemnification Agreement with Granter and is a Beneficiary of the Trust (the “Indemnification Agreement”);

(2)pursuant to the Indemnification Agreement, the Undersigned has incurred unreimbursed Expenses aggregating $__________ (the “Demanded Amount”);

(3)no part of the Demanded Amount has been previously received from Granter or any insurer;

(4)accompanying this Demand is an explanation regarding the background of the Claim as well as true and complete copies of invoices received by the Undersigned in connection with such Expenses (it being understood that, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause the Undersigned to waive any privilege accorded by applicable law may have been excluded from such attachments);

(5)the Undersigned agrees to repay to the Trust Fund in a timely manner the amount so demanded if, after payment thereof by the Trustee from the Trust Fund, it shall ultimately be determined by final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Undersigned is not entitled to be indemnified by Granter for the amounts so demanded as an Expense Advance;

(6)the Undersigned hereby instructs the Beneficiaries' Representative to deliver this Demand to the Trustee in accordance with Section 4.6(a)(i) of the Trust Agreement: and

2

(7)payment of the Demanded Amount is to be made by wire transfer of funds to the following account(s):

Account Name:
Account Number:

IN WITNESS WHEREOF, the Undersigned has executed this Demand on          ,     .

Name:

CERTIFICATION OF BENEFICIARIES' REPRESENTATIVE

The Undersigned, solely in its capacity as Beneficiaries’ Representative, does hereby certify to the Trustee as follows:

(i) That the person named in the foregoing Demand is a Beneficiary of the Trust; and

(ii)That the foregoing Demand is being delivered by the Undersigned, in its capacity as Beneficiaries’ Representative, to the Trustee in accordance with Section 4.6(a)(i) of the Trust Agreement.

The Undersigned makes no representation as to the accuracy or adequacy of the information contained in the Demand, and undertakes no responsibility therefor.

IN WITNESS WHEREOF, the Undersigned has executed this Certification on          ,

Beneficiaries' Representative

EXHIBIT E
FORM OF
DEMAND FOR INDEMNIFICATION FOR LOSS

This Demand for indemnification of Loss (this “Demand”) is made pursuant to Section 4.6(a)(ii) of the Indemnification Trust Agreement, dated June 23, 2003 (the “Trust Agreement”), among Juniper Networks, Inc., a Delaware corporation, The Bank of New York (Delaware), a Delaware banking corporation, as trustee, and the Beneficiaries' Representative appointed pursuant thereto. Unless otherwise provided, capitalized terms used in this Demand have the respective definitions assigned to them in the Trust Agreement.

The Undersigned hereby certifies to each of Grantor, the Trustee and the Beneficiaries' Representative as follows:

(1)the Undersigned is party to an Indemnification Agreement with Grantor and is a Beneficiary of the Trust (the “Indemnification Agreement”);

(2)pursuant to the Indemnification Agreement, the Undersigned has incurred unreimbursed Losses aggregating $__________ (the “Demanded Amount”);

(3)no part of the Demanded Amount has been previously received from Grantor or any insurer;

(4)accompanying this Demand is an explanation regarding the background of the Claim [as well as true and complete copies of invoices received by the Undersigned in connection with such Expenses constituting any portion of such Losses (it being understood that, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause the Undersigned to waive any privilege accorded by applicable law may have been excluded from such attachments)] 1;

[(5)    the Undersigned agrees to cooperate with the Reviewing Party to facilitate the Reviewing Party's determination as to whether the Undersigned is entitled to be indemnified pursuant to the Indemnification Agreement in respect of the matter resulting in such Losses;] 2

_______________________________________

1 Bracketed language to be deleted if no part of the Loss relates to Expenses
2 This paragraph (5) shall be included if no Reviewing Party determination has yet been made.

2

[(5)    a court of competent jurisdiction has determined that the Beneficiary is entitled to the indemnification demanded hereby (and a copy of the relevant judgment or order is attached hereto)]3

(6)    the Undersigned hereby instructs the Beneficiaries' Representative to deliver this Demand to the Trustee in accordance with Section 4.6(a)(i) of the Trust Agreement: and

__________________________________________

3 If there has been a court determination, include this paragraph (5).

3

(7)payment of the Demanded Amount is to be made by wire transfer of funds to the following account(s):

Account Name:
Account Number:

IN WITNESS WHEREOF, the Undersigned has executed this Demand on          ,

Name:

CERTIFICATION OF BENEFICIARIES' REPRESENTATIVE

The Undersigned, solely in its capacity as Beneficiaries’ Representative, does hereby certify to the Trustee as follows:

(i)That the person named in the foregoing Demand is a Beneficiary of the Trust; and

(ii)That the foregoing Demand is being delivered by the Undersigned, in its capacity as Beneficiaries’ Representative, to the Trustee in accordance with Section 4.6(a)(ii) of the Trust Agreement.

The Undersigned makes no representation as to the accuracy or adequacy of the information contained in the Demand, and undertakes no responsibility therefor.

IN WITNESS WHEREOF, the Undersigned has executed this Certification on          ,

Beneficiaries' Representative